ARTICLES SUPPLEMENTARY

     DREYFUS PREMIER EQUITY FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two hundred fifty million (250,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of two hundred fifty thousand dollars ($250,000), of which one hundred million (100,000,000) of such shares shall be classified as Class T Common Stock of Dreyfus Premier Aggressive Growth Fund, fifty million (50,000,000) of such shares shall be classified as Class T Common Stock of Dreyfus Premier Growth and Income Fund, fifty million (50,000,000) of such shares shall be classified as Class T Common Stock of Dreyfus Premier Emerging Markets Fund and fifty million (50,000,000) of such shares shall be classified as Class T Common Stock of Dreyfus Premier Market Neutral Fund (each, a "Fund").

     SECOND: The shares of Class T Common Stock of a Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

     (1) The assets attributable to the Class T shares of a Fund shall be invested in the same investment portfolio, together with the assets attributable to the Class A, Class B, Class C and Class R shares of the Fund and to any other class of shares of the Fund hereafter established.

     (2) The proceeds of the redemption of Class T shares of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidating charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

     THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue one billion (1,000,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of one million dollars ($1,000,000), classified as follows:


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                                                                     Shares
FUND/CLASS                                                        AUTHORIZED

Dreyfus Premier Aggressive Growth Fund

Class A                                                            100,000,000
Class B                                                            100,000,000
Class C                                                            100,000,000
Class R                                                            100,000,000

Dreyfus Premier Growth and Income Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000

Dreyfus Premier Emerging Markets Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000

Dreyfus Premier Market Neutral Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000
                                                                  ------------
                                          Total                  1,000,000,000

     FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is one billion two hundred fifty million (1,250,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million two hundred fifty thousand dollars ($1,250,000), classified as follows:

                                                                    Shares
FUND/CLASS                                                        AUTHORIZED

Dreyfus Premier Aggressive Growth Fund

Class A                                                            100,000,000
Class B                                                            100,000,000
Class C                                                            100,000,000
Class R                                                            100,000,000
Class T                                                            100,000,000

Dreyfus Premier Growth and Income Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000
Class T                                                             50,000,000

Dreyfus Premier Emerging Markets Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000
Class T                                                             50,000,000

Dreyfus Premier Market Neutral Fund

Class A                                                             50,000,000
Class B                                                             50,000,000
Class C                                                             50,000,000
Class R                                                             50,000,000
Class T                                                             50,000,000
                                                                  ------------
                                          Total                  1,250,000,000

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.


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     IN WITNESS WHEREOF, Dreyfus Premier Equity Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of her knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                        DREYFUS PREMIER EQUITY FUNDS, INC.

                                        BY:
                                          _______________________
                                          Stephanie D. Pierce
                                          Vice President

WITNESS:

--------------------------------
Elba Vasquez
Assistant Secretary